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EXHIBIT 99B.8
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STATEMENTS OF INCOME                         U S WEST COMMUNICATIONS, Inc.
(UNAUDITED)
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                                                Nine Months Ended
                                                  September 30,
Dollars in millions                              1994      1993  % Change
- - -------------------------------------------------------------------------
OPERATING REVENUES
  Local service                                 $3,035    $2,842     6.8
  Access charges - interstate                    1,691     1,593     6.2
  Access charges - intrastate                      541       513     5.5
  Long distance network service                  1,019     1,082    (5.8)
  Other services                                   442       410     7.8
                                             ----------------------------
   Total operating revenues                      6,728     6,440     4.5
                                             ----------------------------
OPERATING EXPENSES
  Employee-related costs                         2,207     2,134     3.4
  Other operating expenses                       1,199     1,212    (1.1)
  Taxes other than income taxes                    294       290     1.4
  Restructuring charge                              -        880      -
  Depreciation and amortization                  1,406     1,355     3.8
                                             ----------------------------
   Total operating expenses                      5,106     5,871   (13.0)
                                             ----------------------------
     Income from operations                      1,622       569      -

  Interest expense                                 243       286   (15.0)
  Other income (expense) - net                      25       (11)     -
                                             ----------------------------
   Income before income taxes
    and extraordinary items                      1,404       272      -

  Provision for income taxes                       527       111      -
                                             ----------------------------
   Income before extraordinary items               877       161      -

  Extraordinary items:
   Discontinuance of SFAS No. 71, net of tax        -     (3,041)     -
   Early extinguishment of debt, net of tax         -        (77)     -
                                             ----------------------------
NET INCOME (LOSS)                                 $877   ($2,957)     -
                                             ============================

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Note: Certain reclassifications within the financial
statements have been made to conform to the current year presentation.